July 3, 1997


Mr. James R. Elsesser
Vice President and CFO
Ralston Purina Company
Checkerboard Square - Floor 15T
St. Louis, MO 63102

Dear Mr. Elsesser:

This letter amends the Shareholder Agreement dated July 22, 1995 by and among Interstate Bakeries Corporation ("IBC"), Ralston Purina Company ("Ralston") and VCS Holding Company (the "Shareholder Agreement").

The parties agree that if the consummation of the SAILS transaction occurs between July 22, 1997 and August 15, 1997, then certain provisions of the Shareholder Agreement shall be deemed amended as set forth below. If the SAILS transaction is consummated prior to July 22, 1997 or is not consummated by August 15, 1997, then the Shareholder Agreement shall not be deemed to be amended as set forth below.

1.  The phrase "until the sixth anniversary date of this Agreement" in Section
    2.1 of the Shareholder Agreement shall be replaced with "until 24 days after the sixth anniversary date of this Agreement."

2.  The phrase "commencing on the fifth anniversary date of this Agreement" in
    Section 9.1(a) of the Shareholder Agreement shall be replaced with "commencing on the 24th day after the fifth anniversary of the date of this Agreement."

3. The phrase "within one (1) year following the expiration of the fifth anniversary date" in Section 9.1(c) of the Shareholder Agreement shall be replaced with "within one (1) year and 24 days following the expiration of the fifth anniversary date."

4.  The phrase "on the fifth anniversary date of this Agreement" in Section
    10.6 of the Shareholder Agreement shall be replaced with "on the 24th day after the fifth anniversary date of this Agreement."

5. The phrase "which is five (5) years from the date hereof," in Section 11.15 of the Shareholder Agreement shall be replaced with "which is five (5) years and 24 days from the date hereof," and the phrase "which is six (6) years from the date hereof" in Section 11.15 shall be replaced with "which is six (6) years and 24 days from the date hereof."

If the foregoing is acceptable to you, please indicate by signing two of the originals of each of this letter where indicated and return them to us.


                                         INTERSTATE BAKERIES CORPORATION


                                         By:  /s/Ray Sandy Sutton
                                         Title:  Vice President


RALSTON PURINA COMPANY


By:  /s/ James R. Elsesser
Title:  Vice President and CFO


cc:  James M. Neville, Esq.
     General Counsel
     Ralston Purina Company
     Checkerboard Square
     St. Louis, MO  63102

     Paul E. Yarick
     Vice President and Treasurer
     Interstate Bakeries Corporation
     12 East Armour Boulevard
     Kansas City, MO  64111